IAS Reports Second Quarter 2024 Financial Results

Total revenue increased 14% to $129.0 million

Net income of $7.7 million at a 6% margin; adjusted EBITDA increased to $46.2 million at a 36% margin

Raises full year financial guidance on positive second quarter results and strong second half outlook

NEW YORK – August 1, 2024 – Integral Ad Science (Nasdaq: IAS), a leading global media measurement and optimization platform, today announced financial results for the second quarter ended June 30, 2024.

"We are excited to report double-digit revenue growth in all of our businesses in the second quarter reflecting strong customer adoption of our leading AI-backed products across formats and channels," said Lisa Utzschneider, CEO of IAS. "Measurement revenue grew 17% with a 34% increase in social media revenue, optimization revenue increased 11%, and publisher revenue increased 12%. IAS is leading the way with trust, transparency, and innovation to provide actionable results and superior returns for global marketers. We are raising our full year outlook and remain focused on delivering sustainable, profitable growth.”

Second Quarter 2024 Financial Highlights
•Total revenue was $129.0 million, a 14% increase compared to $113.7 million in the prior-year period.

•Optimization revenue was $58.5 million, an 11% increase compared to $52.8 million in the prior-year period.

•Measurement revenue was $52.7 million, a 17% increase compared to $44.9 million in the prior-year period.

•Publisher revenue was $17.8 million, a 12% increase compared to $15.9 million in the prior-year period.

•International revenue, excluding the Americas, was $40.1 million, a 16% increase compared to $34.7 million in the prior-year period, or 31% of total revenue for the second quarter of 2024.

•Gross profit was $101.9 million, a 13% increase compared to $89.8 million in the prior-year period. Gross profit margin was 79% for the second quarter of 2024.

•Net income was $7.7 million, or $0.05 per share, unchanged from the prior-year period. Net income margin was 6% for the second quarter of 2024. Net income for the second quarter of 2023 includes $23.5 million of stock-based compensation expense related to return-target options as well as an income tax benefit of $29.1 million in the period.

•Adjusted EBITDA* increased to $46.2 million, a 24% increase compared to $37.4 million in the prior-year period. Adjusted EBITDA* margin was 36% for the second quarter of 2024.

•Cash and cash equivalents were $70.6 million at June 30, 2024.

Recent Business Highlights
•YouTube Brand Safety and Suitability Measurement Expansion – In June, IAS expanded its brand safety and suitability measurement product for YouTube to include reporting for Performance Max and Demand Gen campaigns on Google Ads.

•Reddit Partnership – In June, IAS announced a partnership with Reddit to provide advertisers with the confidence to scale their campaigns across Reddit through IAS's AI-driven Total Media Quality (TMQ) product suite.

•Pinterest Partnership – In June, IAS announced a partnership with Pinterest to provide global advertisers with greater transparency into campaigns across Pinterest's in-app feed through IAS's AI-driven Total Media Quality (TMQ) brand safety product.

•Amazon Expanded Global Measurement – In May, IAS launched its expanded reporting and insights for Amazon DSP media buys. Through a server-to-server (S2S) integration on Amazon DSP, advertisers will now have access to measurement coverage for campaigns across Amazon custom audiences and Twitch inventory. IAS’s solutions available to advertisers in Amazon DSP include viewability, invalid traffic (IVT), and brand safety and suitability.

•Lunio Partnership – In June, IAS teamed up with Lunio in a first-to-market partnership to provide post-click measurement and protection across search, social, and display networks. The partnership builds on IAS’s existing ad fraud detection and mitigation capabilities, giving marketers the most comprehensive invalid traffic (IVT) protection in the industry.

•Sincera Partnership – In June, IAS and Sincera announced a multi-year, strategic partnership to enhance AI-driven measurement and optimization solutions to drive omnichannel media quality. The partnership provides IAS with unique metadata to enhance media quality and drive unique solutions across channels including the open web, CTV, in-app, and social.

•Deepfake Detection Availability – In June, IAS announced availability in Beta testing of the industry's first deepfake measurement offering, enabling advertisers to avoid running adjacent to deepfake content as part of the Global Alliance for Responsible Media (GARM)-defined Brand Safety Floor and Suitability Framework misinformation category.

•Election Lab Launch – In May, IAS launched the IAS Election Lab which aims to provide strategic guidance and actionable insights for advertisers during the global election season.

•ISO 27001 Certification – In May, IAS achieved ISO 27001:2022 certification for its Information Security Management System. ISO/IEC 27001 is the global standard for information security management systems.

Financial Outlook

“Our second quarter results further validate our scalable and profitable business model. We are driving top-line growth and investing in strategic growth initiatives while maintaining a strong financial position with an adjusted EBITDA margin of 36%, healthy cash flows, and low debt," said Tania Secor, CFO of IAS. “We are raising our 2024 outlook based on our second quarter performance and our expectations for increased revenue growth in the second half of the year."

IAS is introducing the following financial outlook for the third quarter of 2024 and increasing its full year 2024 revenue and adjusted EBITDA outlook:

Third Quarter Ending September 30, 2024:
•Total revenue of $137 million to $139 million
•Adjusted EBITDA* of $48 million to $50 million

Year Ending December 31, 2024:
•Total revenue of $538 million to $544 million
•Adjusted EBITDA* of $180 million to $184 million

* See “Supplemental Disclosure Regarding Non-GAAP Financial Information” section herein for an explanation of these measures. IAS is unable to provide a reconciliation for forward-looking guidance of adjusted EBITDA and corresponding margin to net income (loss), the most closely comparable GAAP measures without unreasonable effort, because certain material reconciling items, such as depreciation and amortization, interest expense, income tax expense (benefit) and acquisition, restructuring and integration expenses, cannot be estimated due to factors outside of IAS's control and could have a material impact on the reported results. However, IAS estimates stock-based compensation expense for the third quarter of 2024 in the range of $16 million to $17 million and for the full year 2024 in the range of $63 million to $65 million.

INTEGRAL AD SCIENCE HOLDING CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(IN THOUSANDS, EXCEPT SHARE DATA)	June 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$70,603	$124,759
Restricted cash	275	54
Accounts receivable, net	75,233	74,609
Unbilled receivables	45,320	46,548
Prepaid expenses and other current assets	38,251	18,959
Total current assets	229,682	264,929
Property and equipment, net	4,076	3,769
Internal use software, net	47,578	40,301
Intangible assets, net	159,825	178,908
Goodwill	674,350	675,282
Operating lease right-of-use assets	21,223	21,668
Deferred tax asset, net	2,438	2,465
Other long-term assets	4,950	4,402
Total assets	$1,144,122	$1,191,724
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$51,096	$72,232
Operating lease liability	9,483	9,435
Due to related party	—	121
Deferred revenue	558	682
Total current liabilities	61,137	82,470
Deferred tax liability, net	16,884	20,367
Long-term debt	93,957	153,725
Operating lease liabilities, non-current	18,397	19,523
Other long-term liabilities	6,171	6,183
Total liabilities	196,546	282,268
Commitments and Contingencies (Note 13)
Stockholders’ Equity
Preferred Stock, $0.001 par value, 50,000,000 shares authorized at June 30, 2024; 0 shares issued and outstanding at June 30, 2024 and December 31, 2023.	—	—
Common Stock, $0.001 par value, 500,000,000 shares authorized, 160,786,740 and 158,757,620 shares issued and outstanding at June 30, 2024 and December 31, 2023, respectively.	161	159
Additional paid-in-capital	934,194	901,259
Accumulated other comprehensive loss	(2,168)	(916)
Retained earnings	15,389	8,954
Total stockholders’ equity	947,576	909,456
Total liabilities and stockholders’ equity	$1,144,122	$1,191,724

INTEGRAL AD SCIENCE HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)	2024	2023	2024	2023
Revenue	$129,005	$113,651	$243,535	$219,743
Operating expenses:
Cost of revenue (excluding depreciation and amortization shown below)	27,094	23,819	53,255	45,501
Sales and marketing	29,572	31,702	61,397	57,962
Technology and development	17,487	21,110	35,465	36,639
General and administrative	24,679	42,339	46,059	63,062
Depreciation and amortization	15,709	13,521	30,789	26,346
Foreign exchange loss (gain), net	315	(631)	1,884	(1,147)
Total operating expenses	114,856	131,860	228,849	228,363
Operating income (loss)	14,149	(18,209)	14,686	(8,620)
Interest expense, net	(1,536)	(3,221)	(3,462)	(6,638)
Net income (loss) before income taxes	12,613	(21,430)	11,224	(15,258)
(Provision) benefit for income taxes	(4,923)	29,107	(4,789)	26,081
Net income	$7,690	$7,677	$6,435	$10,823
Net income per share - basic and diluted	$0.05	$0.05	$0.04	$0.07
Weighted average shares outstanding:
Basic	160,502,795	155,425,264	159,954,926	155,267,531
Diluted	163,748,596	162,634,310	164,198,233	160,850,434
Other comprehensive income:
Foreign currency translation adjustments	(193)	(221)	(1,252)	928
Total comprehensive income	$7,497	$7,456	$5,183	$11,751

Stock-Based Compensation
(UNAUDITED)

	Three Months Ended June 30,			Six Months Ended June 30,
(IN THOUSANDS)	2024	2023		2024	2023
Cost of revenue	$82	$126		$206	$210
Sales and marketing	3,435	8,258		9,173	12,145
Technology and development	4,799	7,362		9,198	10,532
General and administrative	6,688	24,689		12,165	28,854
Total stock-based compensation	$15,004	$40,435	[1]	$30,742	$51,741	1

1During the three and six months ended June 30, 2023, with the filing of a “shelf” registration statement on Form S-3, the market condition and the implied performance condition relating to the Return-Target Options were deemed to be probable and the Company recognized $23.5 million of stock-based compensation expense for such options in both the three and six months ended June 30, 2023. This is broken out as follows; $2.1 million of sales and marketing expense, $2.6 million of technology and development expense and $18.8 million of general and administrative expense.

INTEGRAL AD SCIENCE HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
(UNAUDITED)

Three Months Ended June 30, 2024

	Common Stock
(IN THOUSANDS, EXCEPT SHARES)	Shares	Amount	Additional paid-in capital	Accumulated other comprehensive loss	Retained earnings	Total stockholders’ equity
Balance, March 31, 2024	159,761,454	$160	$919,192	$(1,975)	$7,699	$925,076
RSUs and MSUs vested	1,025,286	1	—	—	—	1
Stock-based compensation	—	—	15,002	—	—	15,002
Foreign currency translation adjustment	—	—	—	(193)	—	(193)
Net income	—	—	—	—	7,690	7,690
Balance, June 30, 2024	160,786,740	$161	$934,194	$(2,168)	$15,389	$947,576

Six Months Ended June 30, 2024

	Common Stock
(IN THOUSANDS, EXCEPT SHARES)	Shares	Amount	Additional paid-in capital	Accumulated other comprehensive loss	Retained earnings	Total stockholders’ equity
Balance, December 31, 2023	158,757,620	$159	$901,259	$(916)	$8,954	$909,456
RSUs and MSUs vested	1,831,832	2	—	—	—	2
Option exercises	44,049	—	313	—	—	313
ESPP purchase	153,239	—	1,895	—	—	1,895
Stock-based compensation	—	—	30,727	—	—	30,727
Foreign currency translation adjustment	—	—	—	(1,252)	—	(1,252)
Net income	—	—	—	—	6,435	6,435
Balance, June 30, 2024	160,786,740	$161	$934,194	$(2,168)	$15,389	$947,576

Three Months Ended June 30, 2023

	Common Stock
(IN THOUSANDS, EXCEPT SHARES)	Shares	Amount	Additional paid-in capital	Accumulated other comprehensive loss	Retained earnings	Total stockholders’ equity
Balance, March 31, 2023	154,811,980	$154	$824,498	$(1,750)	$4,862	$827,764
RSUs and MSUs vested	1,218,542	2	—	—	—	2
Option exercises	248,553	—	2,878	—	—	2,878
Stock-based compensation	—	—	40,114	—	—	40,114
Foreign currency translation adjustment	—	—	—	(221)	—	(221)
Net income	—	—	—	—	7,677	7,677
Balance, June 30, 2023	156,279,075	$156	$867,490	$(1,971)	$12,539	$878,214

Six Months Ended June 30, 2023

	Common Stock
(IN THOUSANDS, EXCEPT SHARES)	Shares	Amount	Additional paid-in capital	Accumulated other comprehensive loss	Retained earnings	Total stockholders’ equity
Balance, December 31, 2022	153,990,128	$154	$810,186	$(2,899)	$775	$808,216
RSUs and MSUs vested	1,590,282	2	—	—	—	2
Option exercises	587,502	—	4,993	—	—	4,993
ESPP purchase	111,163	—	882	—	—	882
Stock-based compensation	—	—	51,429	—	—	51,429
Foreign currency translation adjustment	—	—	—	928	—	928
Adoption of ASC 326, net of tax	—	—	—	—	941	941
Net income	—	—	—	—	10,823	10,823
Balance, June 30, 2023	156,279,075	$156	$867,490	$(1,971)	$12,539	$878,214

INTEGRAL AD SCIENCE HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six Months Ended June 30,
(IN THOUSANDS)	2024	2023
Cash flows from operating activities:
Net income	$6,435	$10,823
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	30,789	26,346
Stock-based compensation	30,742	51,741
Foreign currency loss (gain), net	1,564	(1,239)
Deferred tax benefit	(3,456)	(37,535)
Amortization of debt issuance costs	232	232
Allowance for credit losses	745	1,254
Changes in operating assets and liabilities:
Increase in accounts receivable	(2,070)	(4,483)
Decrease in unbilled receivables	998	2,272
(Increase) decrease in prepaid expenses and other current assets	(19,548)	12,619
(Increase) decrease in operating leases, net	(618)	25
(Increase) decrease in other long-term assets	(557)	4
Decrease in accounts payable and accrued expenses and other long-term liabilities	(20,221)	(10,225)
(Decrease) increase in deferred revenue	(111)	350
Decrease in due to/from related party	(122)	(118)
Net cash provided by operating activities	24,802	52,066
Cash flows from investing activities:
Purchase of property and equipment	(1,323)	(1,810)
Development of internal use software and other	(18,836)	(14,928)
Net cash used in investing activities	(20,159)	(16,738)
Cash flows from financing activities:
Proceeds from the Revolver	—	75,000
Repayment of long-term debt	(60,000)	(105,000)
Proceeds from exercise of stock options	313	4,993
Cash received from Employee Stock Purchase Program	2,213	1,409
Net cash used in financing activities	(57,474)	(23,598)
Net (decrease) increase in cash, cash equivalents, and restricted cash	(52,831)	11,730
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1,084)	(142)
Cash, cash equivalents and restricted cash at beginning of period	127,290	89,671
Cash, cash equivalents, and restricted cash, at end of period	$73,375	$101,259
Supplemental Disclosures:
Net cash paid during the period for:
Interest	$3,614	$5,862
Taxes	$19,925	$5,609
Non-cash investing and financing activities:
Property and equipment acquired included in accounts payable	$108	$140
Internal use software acquired included in accounts payable	$661	$1,159
Lease liabilities arising from right of use assets	$5,278	$3,902

Supplemental Disclosure Regarding Non-GAAP Financial Information

We use supplemental measures of our performance, which are derived from our consolidated financial information, but which are not presented in our consolidated financial statements prepared in accordance with GAAP. Adjusted EBITDA is the primary financial performance measure used by management to evaluate our business and monitor ongoing results of operations. Adjusted EBITDA is defined as income before depreciation and amortization, stock-based compensation, interest expense, income taxes, acquisition, restructuring and integration costs, foreign exchange gain, net, asset impairments, and other one-time, non-recurring costs. Adjusted EBITDA margin represents the adjusted EBITDA for the applicable period divided by the revenue for that period presented in accordance with GAAP.

We use non-GAAP financial measures to supplement financial information presented on a GAAP basis. We believe that excluding certain items from our GAAP results allows management to better understand our consolidated financial performance from period to period and better project our future consolidated financial performance as forecasts are developed at a level of detail different from that used to prepare GAAP-based financial measures. Moreover, we believe these non-GAAP financial measures provide our shareholders with useful information to help them evaluate our operating results by facilitating an enhanced understanding of our operating performance and enabling them to make more meaningful period-to-period comparisons. Although we believe these measures are useful to investors and analysts for the same reasons they are useful to management, as discussed below, these measures are not a substitute for, or superior to, U.S. GAAP financial measures or disclosures. Our non-GAAP financial measures may not be comparable to similarly titled measures of other companies. Other companies, including companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes.

Reconciliations of historical adjusted EBITDA to its most directly comparable GAAP financial measure, net income/loss, are presented below. We encourage you to review the reconciliations in conjunction with the presentation of the non-GAAP financial measures for each of the periods presented. In future fiscal periods, we may exclude such items and may incur income and expenses similar to these excluded items.

Reconciliation of Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
(IN THOUSANDS, EXCEPT PERCENTAGES)	2024	2023	2024	2023
Net income	$7,690	$7,677	$6,435	$10,823
Depreciation and amortization	15,709	13,521	30,789	26,346
Stock-based compensation	15,004	40,435	30,742	51,741
Interest expense, net	1,536	3,221	3,462	6,638
Provision (benefit) for income taxes	4,923	(29,107)	4,789	(26,081)
Acquisition, restructuring and integration costs	1,048	809	1,174	1,621
Foreign exchange loss (gain), net	315	(631)	1,884	(1,147)
Asset impairments and other costs	—	1,469	—	1,506
Adjusted EBITDA	$46,225	$37,394	$79,275	$71,447
Revenue	$129,005	$113,651	$243,535	$219,743
Net income margin	6%	7%	3%	5%
Adjusted EBITDA margin	36%	33%	33%	33%

Conference Call and Webcast Information
IAS will host a conference call and live webcast to discuss its second quarter 2024 financial results today at 5:00 p.m. ET. To access the live webcast and conference call dial-in, please register under the "News & Events" section of IAS's investor relations website. A replay will be available on IAS's investor relations website following the live call: https://investors.integralads.com.

About Integral Ad Science
Integral Ad Science (IAS) is a leading global media measurement and optimization platform that delivers the industry’s most actionable data to drive superior results for the world’s largest advertisers, publishers, and media platforms. IAS’s software provides comprehensive and enriched data that ensures ads are seen by real people in safe and suitable environments, while improving return on ad spend for advertisers and yield for publishers. Our mission is to be the global benchmark for trust and transparency in digital media quality. For more information, visit integralads.com.

Forward-Looking Statements
This earnings press release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance, including guidance, and business, including pipeline and industry trends. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely,” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. For example, all statements we make relating to our estimated and projected costs, expenditures, cash flows, growth rates and financial results or our plans and objectives for future operations, growth initiatives or strategies, including pursuing business from Oracle or other competitors are forward-looking statements. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including: (i) the adverse effect on our business, operating results, financial condition, and prospects from various macroeconomic factors, including instability in geopolitical or market conditions; (ii) our failure to innovate or make the right investment decisions; (iii) our ability to provide digital or cross-platform analytics; (iv) our failure to maintain or achieve industry accreditation standards; (v) our dependence on integrations with advertising platforms, demand side providers (“DSPs”) and proprietary platforms that we do not control; (vi) our ability to compete successfully with our current or future competitors in an intensely competitive market, including with respect to the Oracle opportunity; (vii) our inability to use software licensed from third parties; (viii) our international expansion; (ix) our ability to expand into new channels; (x) our ability to sustain our profitability and revenue growth rate; (xi) risks that our customers do not pay or choose to dispute their invoices; (xii) risks of material changes to revenue share agreements with certain DSPs; (xiii) our dependence on the overall demand for advertising; (xiv) our ability to effectively manage our growth; (xv) the impact that any acquisitions we have completed in the past and may consummate in the future, strategic investments, or alliances may have on our business, financial condition, and results of operations; (xvi) our ability to successfully execute our international plans; (xvii) the risks associated with the seasonality of our market; (xviii) our ability to maintain high impression volumes; (xix) the difficulty in evaluating our future prospects given our short operating history; (xx) uncertainty in how the market for buying digital advertising verification solutions will evolve; (xxi) interruption by man-made problems such as terrorism, computer viruses, or social disruptions; (xxii) the risk of failures in the systems and infrastructure supporting our solutions and operations; (xxiii) our ability to avoid operational, technical, and performance issues with our platform; (xxiv) risks associated with any unauthorized access to user, customer, or inventory and third-party provider data; (xxv) our ability to provide the non-proprietary technology, software, products, and services that we use; (xxvi) the risk that we are sued by third parties for alleged infringement, misappropriation, or other violation of their proprietary rights; (xxvii) our ability to obtain, maintain, protect, or enforce intellectual property and proprietary rights that are important to our business; (xxviii) our involvement in lawsuits to protect or enforce our intellectual property; (xxix) risks that our employees, consultants, or advisors have wrongfully used or disclosed alleged trade secrets of their current or former employers; (xxx) risks that our trademarks and trade names are not adequately protected; (xxxi) the impact of unforeseen changes to privacy and data protection laws and regulation on digital advertising; (xxxii) our ability to maintain our corporate culture; (xxxiii) public health outbreaks, epidemics, pandemics, or other public health crises; (xxxiv) risks posed by earthquakes, fires, floods, and other natural catastrophic events; (xxxv) the risk that a perceived failure to comply with laws and industry self-regulation may damage our reputation; and (xxxvi) other factors disclosed in our filings with the SEC. Given these factors, as well as other variables that may affect our operating results, you should not rely on forward-looking statements, assume that past financial performance will be a reliable indicator of future performance, or use historical trends to anticipate results or trends in future periods.

We derive many of our forward-looking statements from our operating budgets and forecasts, which are based on many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. The forward-looking statements included in this press release are made only as of the date hereof. We undertake no obligation to update or revise any forward- looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Investor Contact:
Jonathan Schaffer
ir@integralads.com

Media Contact:
press@integralads.com